UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: February 23, 2004

(Date of Earliest Event Reported)

CREDENCE SYSTEMS CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	000-22366	94-2878499
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1421 California Circle Milpitas, California	95035
(Address of Principal Executive Offices)	(Zip Code)

408-635-4300

(Registrant’s Telephone Number, Including Area Code)

INFORMATION TO BE INCLUDED IN REPORT

Item 5:    Other Events

On February 23, 2004 the Registrant issued a press release announcing the execution of the definitive Agreement and Plan of Reorganization pursuant to which the Registrant has agreed to acquire NPTest Holding Corporation.

Item 7:    Exhibits

Exhibit Number	Description
99.1	Press Release disseminated on February 23, 2004 announcing the execution of the definitive Agreement and Plan of Reorganization pursuant to which the Registrant has agreed to acquire NPTest Holding Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CREDENCE SYSTEMS CORPORATION

By:	/S/ GRAHAM J. SIDDALL

Graham J. Siddall, Chairman of the Board and Chief Executive Officer

Date: February 23, 2004